Exhibit 77(q)(1)(e)(2)

                               AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                       AELTUS INVESTMENT MANAGEMENT, INC.

Fund                                      Annual Investment Management Fee
----                                      --------------------------------
                                   (as a percentage of average daily net assets)

ING VP High Yield Bond Portfolio   0.3375% of the first $250 million of assets
                                   0.3150% of the next $250 million of assets
                                   0.2925% of the next $250 million of assets
                                   0.2700% of the next $250 million of assets
                                   0.2475% of the assets in excess of $1 billion

ING VP Disciplined LargeCap        0.3375% of the first $250 million of assets
Portfolio                          0.3150% of the next $250 million of assets
                                   0.2925% of the next $250 million of assets
                                   0.2700% of the next $250 million of assets
                                   0.2475% of the assets in excess of $1 billion

ING VP SmallCap Opportunities      0.3375% of the first $250 million of assets
Portfolio                          0.3150% of the next $250 million of assets
                                   0.2925% of the next $250 million of assets
                                   0.2700% of the next $250 million of assets
                                   0.2475% of the assets in excess of $1 billion

ING VP Convertible Portfolio       0.3375%

ING VP Growth Opportunities        0.3375%
Portfolio

ING VP International Value         0.4500%
Portfolio

ING VP MagnaCap Portfolio          0.3375%

ING VP MidCap Opportunities        0.3375%
Portfolio

ING VP International Portfolio     0.4500%